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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

     IMMUNOGEN REPORTS FAVORABLE PRECLINICAL RESULTS FOR huN901-DM1/BB-10901

  - Results Presented at NCI-EORTC-AACR International Conference in Amsterdam -

CAMBRIDGE, MASS., NOVEMBER 8, 2000 - ImmunoGen, Inc. (Nasdaq: IMGN) today announced that huN901-DM1/BB-10901, a Tumor-Activated Prodrug (TAP) for the treatment of small-cell lung cancer (SCLC), was well-tolerated in monkeys when administered on a weekly dosing schedule. In addition, the TAP showed exceptional anti-tumor activity in mouse studies, even at very low doses. These preclinical results were presented today at the 11th NCI-EORTC-AACR (National Cancer Institute-European Organization for Research and Treatment of Cancer-American Associate for Cancer Research) Symposium on New Drugs in Cancer in Amsterdam.

"Demonstrating the safety of this TAP on a weekly dosing schedule in monkeys is important because we intend to use this schedule in the upcoming human clinical trials," said Mitchel Sayare, Ph.D., Chairman and CEO of ImmunoGen, Inc. "With the conclusion of these final preclinical studies, we and our development partner, British Biotech, are on track to submit an Investigational New Drug
(IND) application to the FDA later this year. We are eager to begin human evaluation of this TAP because we believe huN901-DM1/BB-10901 holds great promise to treat patients suffering from SCLC, an aggressive and usually fatal disease."

HuN901-DM1/BB-10901 is a TAP created by conjugating the cytotoxic maytansinoid drug DM1 with the humanized monoclonal antibody N901. In tumor xenograft models, huN901-DM1/BB-10901 eradicated human SCLC tumors. In a direct comparison study, even a low dose of huN901-DM1/BB-10901 was significantly more efficacious than an optimal dose of topotecan, a chemotherapeutic agent approved for treatment of SCLC. HuN901-DM1/BB-10901 demonstrated cures lasting at least 200 days in animal models where the combination of cisplatin and VP-16, currently the most effective SCLC agents, caused only a modest effect. In monkey studies, there was minimal toxicity at total doses significantly higher than those which effected cures in mice.

HuN901-DM1/BB-10901 is being developed in collaboration with British Biotech plc. British Biotech is responsible for conducting the clinical trials necessary to achieve regulatory approval in the US, EU and Japan. British Biotech has been granted the exclusive right to develop and commercialize huN901-DM1/BB-10901 in the European Union and Japan. ImmunoGen retains the rights to commercialize huN901-DM1/BB-10901 in the United States and the rest of the world, as well as the right to manufacture the product worldwide.

ImmunoGen, Inc. develops innovative biopharmaceuticals, primarily for cancer treatment. The Company has created potent tumor-activated prodrugs, consisting of drugs coupled to monoclonal antibodies for delivery to and destruction of cancer cells. The Company's lead TAP, huC242-DM1/SB-408075 for treatment of colorectal, pancreatic, and certain non-small-cell lung cancers, is currently under evaluation in two Phase I/II human clinical trials. Besides British Biotech, the Company has collaborative arrangements with SmithKline Beecham, Genentech, Abgenix, and MorphoSys.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: THE ABILITY TO SECURE FUTURE FUNDING; THE SUCCESS OF THE COMPANY'S RESEARCH STRATEGY; THE APPLICABILITY OF THE DISCOVERIES MADE THEREIN; THE DIFFICULTIES INHERENT IN THE DEVELOPMENT OF PHARMACEUTICALS, INCLUDING UNCERTAINTIES AS TO THE TIMING AND RESULTS OF PRECLINICAL STUDIES; DELAYED ACHIEVEMENTS OF MILESTONES; RELIANCE ON COLLABORATORS; UNCERTAINTY AS TO WHETHER THE COMPANY'S POTENTIAL PRODUCTS WILL SUCCEED IN ENTERING HUMAN CLINICAL TRIALS AND UNCERTAINTY AS TO THE RESULTS OF SUCH TRIALS; UNCERTAINTY AS TO WHETHER ADEQUATE REIMBURSEMENT FOR THESE PRODUCTS WILL EXIST FROM THE GOVERNMENT, PRIVATE HEALTHCARE INSURERS AND THIRD-PARTY PAYORS; AND THE UNCERTAINTIES AS TO THE EXTENT OF FUTURE GOVERNMENT REGULATION OF THE PHARMACEUTICAL BUSINESS.

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